Exhibit 99.1

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Completes Acquisition of

Bluegreen Vacations

ORLANDO, Fla. (Jan. 17, 2024) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today announced that it has completed the previously disclosed acquisition of Bluegreen Vacations. The all-cash transaction, with total consideration of approximately $1.5 billion, inclusive of net debt, broadens HGV’s offerings, customer reach and sales locations, creating a premier vacation ownership and experiences company.

“I’m thrilled to welcome Bluegreen Vacations to the HGV family, uniting two highly complementary businesses to further scale and diversify our best-in-class offering,” said Mark Wang, president and CEO of Hilton Grand Vacations. “This combination adds approximately 200,000 members and expands our resort portfolio to nearly 200 properties in 14 new geographies and eight new states. The addition of exciting new outdoor destinations and world-class strategic partnerships, including Bass Pro Shops and NASCAR, transforms our business from a leader in the vacation ownership industry to a premier vacation ownership and experiences company that builds on our legacy of adventure, innovation and exploration. Together, we have the opportunity to offer our members and guests access to even more memorable vacations and experiences, while enhancing our ability to drive long-term shareholder value.”

In addition to the strategic benefits anticipated from scale and expanded lead generation, the combination unlocks additional upside by leveraging the infrastructure developed as part of HGV’s recent business evolution, including the successful launch of its Hilton Vacation Club brand, the expanded access provided through its HGV Max membership and the HGV Ultimate Access experiential events platform.

The transaction is adjusted free cash flow accretive and is expected to generate approximately $100 million in run-rate cost synergies in the first 24 months following close. The combination also supports higher free cash flow conversion and enhances HGV’s base of recurring EBITDA.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company and is the exclusive vacation ownership partner of Hilton. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets, and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 700,000 Club Members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world. For more information, visit www.corporate.hgv.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts, including related to the transaction between HGV and Bluegreen Vacations.

HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, including those related to the transaction between HGV and Bluegreen Vacations, could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC. HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contacts

Investor:

Mark Melnyk

407-613-3327

mark.melnyk@hgv.com

Media:

Lauren George

407-613-8431

lauren.george@hgv.com